March 12, 2025

Securities and Exchange Commission

100 F Street, N. E.

Washington, DC 20549

Ladies and Gentlemen:

We have read Item 14 of Form 10-12G/A dated March 12, 2025, of Sky Century Investment, Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Sergei Gritsenko

Sergei Gritsenko

Partner

MAINOR AUDIT JA PARTNERID OÜ.

Kadaka pst 85a, Tallinn, Harju maakond 10922

PCAOB ID Number 2333